Exhibit 10.1

RESTRICTED STOCK AWARD FOR DIRECTORS

To:

Name

Address

Date of Grant:

     You are hereby issued, effective as of the date hereof (the “Issue Date”), __________ shares of restricted common stock, $0.10 par value per share (“Common Stock”), of HealthAxis Inc., a Pennsylvania corporation (the “Company”), pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”).

     Provided that you remain in continuous service as a member of the Company’s Board of Directors, your restricted Common Stock, subject to the other terms and conditions set forth herein, shall become vested in accordance with the following schedule:

Vesting Date	Cumulative Percentage of Stock Vested

Issue Date	% % % %

     In addition, all of the shares of restricted Common Stock shall become vested in the event of a Change of Control while you are serving as a Director of the Company. In the event you cease to serve as a Director of the Company prior to any of the above vesting dates, any shares of restricted Common Stock that have not vested shall be forfeited to the Company without consideration effective as of the date you no longer serve on the Board of Directors. Shares of restricted Common Stock granted hereunder may not be sold, assigned, transferred, pledged or otherwise encumbered unless and until the shares proposed to be sold or transferred are vested.

     At the election of the Company, all original certificates evidencing shares of restricted Common Stock shall be held by the Company for your benefit until when the transfer of such shares are no longer subject to the restrictions set out in the Plan and this award agreement. You shall be entitled to current payment of any dividends declared with respect to the restricted Common Stock.

     Within 30 days after the date of this award agreement, you may make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder. The parties agree that for such purposes the fair market value of the restricted Common Stock on the issue date is equal to $__.__ per share.

     The certificate(s) representing the shares of restricted Common Stock granted hereby will be stamped or otherwise imprinted with the legend required by the Plan with respect to any applicable restrictions on the sale or transfer of such shares, and the stock transfer records of the Company will reflect stop transfer instructions with respect to such shares.

     Any dispute or disagreement between you and the Company with respect to any portion of this restricted stock award or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this award amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, if any, the reasons for the decision and award, if any, and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award, if any. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

     This restricted stock award shall be subject to the terms of the Plan in effect on the date the restricted Common Stock is issued, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this award and the terms of the Plan in effect on the issue date, the terms of the Plan shall govern. This award agreement and the Plan constitute the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this award agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This award agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     You agree that you are acquiring the restricted Common Stock for investment purposes and not with a view to the resale or distribution thereof.

     If you become obligated to return all or a portion of your shares of restricted Common Stock to the Company due to a cancellation or forfeiture of such shares pursuant to this award agreement, and you fail to deliver the certificates representing such shares in accordance with the terms of this award agreement, the Company may, at its option, in addition to all other remedies it may have, send to you, to the address listed on the books of the Company, written notice and thereupon shall cancel on its books the certificates representing the shares to be returned to the Company. Thereupon, all of your rights in and to said shares shall terminate. The Company shall not be obligated to give notice to any holder of shares of restricted Common Stock if such holder does not appear on the stock transfer ledger of the Company as the registered holder of such shares.

HEALTHAXIS INC.

By:

     By my signature below, I acknowledge that I have received a copy of the Company’s 2005 Stock Incentive Plan, and I have had an opportunity to review the Award and the federal income tax consequences thereof with a tax advisor of my choosing.

DIRECTOR

Name:

Signature